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                                                                   Exhibit 10.12

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of November 13, 2002 by and among THE NEW YORK LAW PUBLISHING COMPANY, a New York corporation ("BORROWER"), AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), AMERICAN LAWYER MEDIA, INC., a Delaware corporation ("PARENT"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders.

                               STATEMENT OF FACTS

      A. Borrower, Parent, Holdings, and GE Capital (as Agent and Lender) are parties to that certain Credit Agreement, dated as of May 1, 2002 (the "CREDIT AGREEMENT"; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement, as amended by this Amendment), whereby the Lenders have made certain extensions of credit to Borrower.

      B. The parties desire to amend the Credit Agreement as set forth in this Amendment.

                               STATEMENT OF TERMS

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

      (a) Section 1.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (b) On or before January 15, 2003, the Credit Parties will establish and maintain until the Termination Date, the Cash Management System described in Annex C (the "CASH MANAGEMENT SYSTEM").

      (b) Section 2.2 of the Credit Agreement is hereby amended by deleting the "or" that appears at the end of paragraph (c) and deleting the period that appears at the end of paragraph (d) and substituting in lieu thereof and by adding the following new paragraphs (e) and (f) at the end of such section:

            (e) Draw Request Certificate. Agent shall not have received a certificate executed by the chief financial officer of Holdings in form and substance acceptable to Agent (the "DRAW REQUEST CERTIFICATE") certifying that, after giving effect to any such requested Advance, and as of the date of the request for such Advance, the Credit Parties comply with (i) the Maximum Senior Secured Leverage Ratio covenant and (ii) the Maximum Total Leverage Ratio
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      covenant as set forth in paragraphs (a) and (b), respectively, of Annex G as then in effect. The Draw Request Certificate shall be accompanied by reasonable detail showing the calculations used in determining such compliance. For purposes of determining the Credit Parties' compliance with the aforesaid Financial Covenants, the Credit Parties shall use the consolidated Indebtedness of Holdings and its Subsidiaries as of the date of such requested Advance (and after giving effect thereto) and the Adjusted EBITDA as reflected on Borrower's financial statements delivered to Agent pursuant to Annex E for the most recently completed Testing Period prior to the date of the requested Advance; or

            (f) Real Legal Lease. Agent shall not have received a certificate executed by the chief financial officer of Holdings in form and substance acceptable to Agent certifying as of the date of the requested Advance that none of the Credit Parties (i) has paid any amount under that certain First Amendment to and Assignment of Lease by and between 1140 Associates, c/o Williams Real Estate Co., Inc. and Law.com, Inc. (the "REAL LEGAL LEASE"), that has not been repaid in full by Real Legal, LLC as sub-tenant ("REAL LEGAL") within 5 Business Days of the payment by a Credit Party of such amount, or (ii) has received any request for payment or has knowledge that any Credit Party could reasonably be expected to be required to make any payment with respect to the Real Legal Lease that could not be reasonably expected to be reimbursed in full by Real Legal within 5 Business Days thereafter.

      (b) Annex A of the Credit Agreement is hereby amended by adding the following definition of "Draw Request Certificate":

            "Draw Request Certificate" has the meaning ascribed to it in Section 2.2(e).

      (c) The definition of "EBITDA" as set forth on Annex A of the Credit Agreement is hereby amended by inserting the following after the last sentence:

      For purposes of determining EBITDA for each of the Testing Periods ended December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002
      only, $288,000 of restructuring expenses incurred during the Fiscal Quarter ended December 31, 2001 shall be added back to EBITDA for such Testing Period as otherwise determined pursuant to this definition.

      (d) Annex A to the Credit Agreement is hereby amended by adding the following definition of "Real Legal Lease":

            "Real Legal Lease" has the meaning ascribed to it in Section
      2.2(f)."

      2. EXCLUSION OF REAL LEGAL LEASE OBLIGATIONS. (a) Subject to the terms and conditions of this Amendment and the Credit Agreement, the parties hereto agree that all amounts due under the Real Legal Lease during each Testing Period may be excluded in

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computing compliance with the Financial Covenants if and only to the extent that such amounts are actually paid by Real Legal (either directly to the landlord under the Real Legal Lease or indirectly by reimbursing the Credit Parties within 5 Business Days of any Credit Party making any payment under the Real Legal Lease).

      (b) Notwithstanding anything in clause (a) above to the contrary, if any Credit Party pays any amount due under the Real Legal Lease and such amount is not reimbursed in full by Real Legal within 5 Business Days thereafter then:

            (i) Holdings shall immediately provide Agent with:

                  (a) written notice of such payment or belief; and

                  (b) a certificate of the chief financial officer of Holdings and its Subsidiaries showing that the Credit Parties were in compliance with each of the financial covenants set forth in Annex G to the Credit Agreement during each of the Testing Periods ending during the 12-month period immediately preceding the date such payment is made or belief is reached after including in determining compliance with the Financial Covenants all amounts that were due and owing under the Real Legal Lease with respect to each such Testing Period, whether or not such amounts were actually paid by or reimbursed to any Credit Party or any other Person; and

            (ii) The Credit Parties shall thereafter include all amounts payable under the Real Legal Lease during each Testing Period in each subsequent determination of the Credit Parties' and its Subsidiaries' compliance with the Financial Covenants.

      3. REPRESENTATIONS AND WARRANTIES. Borrower and each other Credit Party hereby represents and warrants to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by Borrower and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and
(c) all of the representations and warranties made by Borrower or any Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).

      4. RATIFICATION. Borrower and each other Credit Party hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents delivered by Borrower and the other Credit Parties in connection therewith, effective as of the date hereof and after giving effect to this Amendment.

      5. WAIVER BY BORROWER AND CREDIT PARTIES. Borrower and each other Credit Party hereby waives any claim, counterclaim, defense, demand, action or suit of any kind or nature whatsoever against the Lenders and the Agent arising on or prior to the date of this Amendment in connection with any of the Loan Documents or the transactions contemplated thereunder.



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      6. REIMBURSEMENT OF EXPENSES. Additionally, Borrower and each of the other
Credit Parties hereby agrees to reimburse the Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

      7. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of June 30, 2002 (the "Amendment Effective Date"), subject to the Agent's receipt of (i) this Amendment, duly executed, completed and delivered by the Agent, each of the Lenders, and Borrower, (ii) a Draw Request Certificate, duly executed, completed and delivered by Borrower with respect to Borrower's most recent Advance, and (iii) payment of all reasonable fees, costs and expenses (including the fees, costs and expenses of counsel or other advisors) incurred by or on behalf of Agent in connection with this Amendment and any of the other Loan Documents.

      8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

      9. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

      11. ENTIRE AGREEMENT. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

      12. NO OTHER AMENDMENTS, WAIVERS OR CONSENTS. Except for the (x) prior waivers and consents granted pursuant to that certain Post-Closing Letter Agreement, dated May 1, 2002, between Borrower and Agent, as amended by that certain Amendment to Post-Closing Letter Agreement, dated May 10, 2002, between Borrower and Agent, as further amended by that certain Second Amendment to Post-Closing Letter Agreement, dated May 17, 2002, between Borrower and Agent, and as further amended by that certain Third Amendment to Post-Closing Letter Agreement, dated June 11, 2002, between Borrower and Agent and (y) amendments expressly set forth and referred to in Section 1 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is

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intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Agent's and the Lenders' security interests in, security titles to or other Liens on any Collateral.

                  [Remainder of page intentionally left blank]




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      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers, as of the date first above written.

                                         THE NEW YORK LAW PUBLISHING COMPANY

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         AMERICAN LAWYER MEDIA HOLDINGS, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         AMERICAN LAWYER MEDIA, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent and Lender

                                         By:____________________________________
                                         Name:__________________________________
                                              Title:  Duly Authorized Signatory


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